Exhibit 23.4

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Devon Energy Corporation 2017 Long-Term Incentive Plan and WPX Energy, Inc. 2013 Incentive Plan of our report dated February 17, 2021, with respect to the consolidated financial statements of WPX Energy, Inc. included in Devon Energy Corporation’s Current Report (Form 8-K/A) dated February 17, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

November 10, 2021